EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 18, 1997 on the financial statements of Texas Aluminum Industries, Inc.; our report dated March 28, 1997 on the financial statements of Uni-steel, Inc. and our report dated May 2, 1997 on the financial statements of Metals USA, Inc. included in Metals USA, Inc.'s registration statement on Form S-1 (No. 333-26601) and to all references to our Firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP

Houston, Texas
July 24, 1997